LETTER OF INTENT

PRIVATE & CONFIDENTIAL

November 26, 2012

Patriot Minefinders Inc.

591 Camino de la Reina, Suite 802

San Diego, California USA

92108

Attention:

John H. Schweitzer

Bearing Resources Ltd. (“Bearing”), through its wholly-owned subsidiary, Minera BRG, S.A. de C.V. (“Minera BRG”) is the owner of an option to acquire a 100% undivided interest (subject to a 3% NSR in favour of Minera Apolo, S.A. de C.V.) (the “Bearing Interest”) in certain mineral concessions comprising the KM 66 Project (the “Project”) located in the Municipality of Mapami in the State of Durango, as more particularly described in Schedule “A” hereto, pursuant to an option agreement Minera BRG entered into with Minera Apolo, S.A. de C.V. dated April 23, 2012 (the “Option Agreement”).

This letter will confirm our discussions to date and our mutual understanding with respect to a proposed transaction (the “Proposed Transaction”) pursuant to which Patriot Minefinders Inc. (“Patriot”) would acquire from Bearing an undivided 75% interest in the Bearing Interest (the “Patriot Interest”).  Specifically, this letter sets out the general terms of the Proposed Transaction including the terms and conditions that are proposed to be included in a definitive agreement with respect to the Proposed Transaction (the “Definitive Agreement”).  The final structure of the Proposed Transaction will be subject to receipt of tax, corporate and securities advice.

1.

Consideration for the Patriot Interest

In consideration for the Patriot Interest, Patriot shall pay to Bearing the following amounts, which payments will be used to finance Bearing’s obligations under the Option Agreement:

(i)

US$150,000 upon execution and delivery of the Definitive Agreement (the “Effective Date”);

(ii)

upon execution and delivery of the Definitive Agreement an amount equal to the estimated land taxes payable for the period commencing on the Effective Date and ending December 31, 2013, on the Effective Date;

(iii)

US$150,000 upon the first anniversary of the Effective Date;

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(iv)

US$400,000 on the second anniversary of the Effective Date;

(v)

US$500,000 on the third anniversary of the Effective Date; and

(vi)

US$7,875,000 on the fourth anniversary of the Effective Date;

(collectively, the “Earn-in Payments”).

At Patriot’s option, Patriot may accelerate the acquisition of the Patriot Interest and forego any future Earn-in Payments by making one of the following additional payments:

(i)

Patriot may acquire the Patriot Interest after the first anniversary of the Effective Date by paying to Bearing, US$5,575,000; or

(ii)

Patriot may acquire the Patriot Interest after the second anniversary of the Effective Date for US$5,875,000; or

(iii)

Patriot may acquire the Patriot Interest after the third anniversary of the Effective Date for US$6,875,000;

(collectively, the “Acceleration Payments”).

For greater certainty the above mentioned payments are to match the obligations present in the underlying option agreement between Bearing’s  wholly-owned subsidiary, Minera BRG, S.A. de C.V. (“Minera BRG”) and Minera Apolo, S.A. de C.V.) (Schedule 2).  Any value added tax due and payable under the Option Agreement will be added to the above listed Earn-in Payments and if applicable, Acceleration Payments, and will be payable by Patriot.

As additional consideration for the Patriot Interest, Patriot shall pay in a timely fashion all costs required in order to keep the Project in good standing with the applicable regulatory authorities in Mexico and shall incur aggregate expenditures on the Project of US$2,000,000 as follows:

(i)

not less than US$200,000 before April 23, 2013, (which expenditure is mandatory and not optional);

(ii)

not less than an additional US$300,000 before April 23, 2014; and

(iii)

not less than an additional US$1,300,000 before April 23, 2015.

As additional consideration for the Patriot Interest, on the execution and delivery of the Definitive Agreement, Patriot shall issue to Bearing from treasury 1,200,000 common shares in the capital of Patriot (the “Patriot Shares”).  The parties acknowledge that the Patriot Shares issued to Bearing may be subject to resale restrictions pursuant to applicable securities laws.

If Patriot fails to make any payment, expenditure or stock issuance set forth in this Section 1, the Definitive Agreement will terminate and Patriot will not have earned any portion of the Patriot Interest.

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2.

Earn in of Patriot Interest

At such time as Patriot has made all of the Earn-in Payments or has made an Acceleration Payment, as applicable and has issued the number of Patriot Shares set forth in Section 1 hereof, and has delivered to Bearing a technical report, prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects, containing a description and analysis of the methods and costs of bringing the Project to production, and in a form and substance for presentation to institutional lenders considering financing construction of a mine on the Project (the “Feasibility Study”), Patriot will be deemed to have acquired the Patriot Interest.

If on the eighth anniversary of the Effective Date Patriot (a) has made all of the Earn-in Payments or has made an Acceleration Payment, as applicable; (b) has issued the number of Patriot Shares set forth in Section 1 hereof but; (c) has failed to deliver to Bearing the Feasibility Study, Patriot will be deemed to have acquired from Bearing an undivided 65% interest in the Bearing Interest (the “Reduced Interest”).

3.

Joint Venture Agreement

Upon Patriot acquiring the Patriot Interest or the Reduced Interest, as applicable, Patriot and Bearing will form a company (the “JV Company”), and Patriot’s interest in the JV Company will be in proportion to its interest in the Bearing Interest and Bearing will hold the remaining interest therein.  The JV Company will act as the operator of the Project.

If Bearing does not contribute to the development of the Project in proportion to its interest in the JV Company, its interest in the Project will be diluted with a standard dilution formula to a 10% carried interest.

The JV Company will be governed in accordance with the terms of a Joint Venture Agreement on terms to be negotiated.

4.

Management of the Project

Bearing shall continue to act as operator until April 23, 2014, at which time Patriot may elect, at its sole discretion, to become the operator of the Project.  Until such time as Patriot becomes operator of the Project, Bearing shall be entitled to issue a cash call to Patriot in respect of payments required to be made on account of exploration programs and shall be entitled to receive an operator’s fee equal to 10% of all exploration expenditures incurred on the Project (excluding payments required to be made on account of exploration contracts signed by Patriot and having a value in excess of $100,000).

The operator will conduct its operations on the Project in accordance with an annual exploration program to be provided by Patriot or a management committee controlled by Patriot.

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5.

Timing

Immediately upon signing this letter, Bearing and Patriot will work diligently to settle the Definitive Agreement with a view to completing the Proposed Transaction as soon as practicable thereafter.  The parties agree that the Definitive Agreement will be settled for execution on or before February 15, 2013 or such other date as may be mutually agreed to in writing between the parties hereto. Bearing will prepare the first draft of the Definitive Agreement.

6.

Definitive Agreement

The Definitive Agreement and Joint Venture Agreement will each contain covenants, representations and warranties, indemnities, termination fees and terms and conditions typical of transactions of the nature and size of the Proposed Transaction, and certain deal protection clauses including non-solicitation covenants in favour of Bearing.  Among other things, the Definitive Agreement will provide that the Proposed Transaction will not occur unless:

(i)

there being no prohibition at law against the completion of the Proposed Transaction;

(ii)

receipt of approval from the boards of directors of each of Bearing and Patriot; and

(iii)

receipt of all necessary third party approvals and consents to Proposed Transaction, including any necessary consents under the Option Agreement, and any necessary regulatory, court or other approvals.

The Definitive Agreement will attach as a schedule, the form of Joint Venture Agreement to be entered into by Bearing and Patriot upon Patriot earning the Patriot Interest, the terms of which will be materially consistent with the terms contained in the Rocky Mountain Mineral Law Foundation model precedent.

7.

Due Diligence

Prior to the execution of the Definitive Agreement, each of Bearing and Patriot and their respective agents, directors, officers, employees, consultants, representatives or advisers shall be given access to, and shall make available to each other for inspection and review, any agreements and all other documents relating to the Project and each of Bearing and Patriot shall be satisfied, in their sole discretion, with such due diligence review.

8.

Effect of this Letter

Sections 1, 2, 3, 4, 5, 6 and 7 of this letter represent the mutual understanding of Bearing and Patriot with respect to the Proposed Transaction and are not intended to, and do not constitute, a legally binding obligation of Patriot to acquire the Patriot Interest.  The parties acknowledge and confirm that until the Definitive Agreement is signed, there are no legally binding obligations

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between Bearing and Patriot relating to the Proposed Transaction, whether set out in this letter or otherwise, except for Sections 8, 9, 10, 11, 12, 13 and 14 herein.

9.

 Confidentiality

Bearing and Patriot acknowledge and confirm that they and their affiliates shall be bound by the terms of the Confidentiality Agreement dated September 26, 2012 entered into between Bearing and Skanderbeg Capital Partners Inc. in respect of the Proposed Transaction.

10.

Public Announcement

Neither party hereto shall make any public announcement concerning the Proposed Transaction or related negotiations without the other party’s prior written approval, except as may be required by law or rule of any stock exchange.  If such an announcement is required pursuant to the terms of this section, the party required to make the announcement shall inform the other party of the contents of the announcement proposed to be made and shall use its reasonable efforts to obtain the other party’s approval for the announcement, which approval may not be unreasonably withheld.

11.

Non-Solicitation

Bearing will, and will cause his respective agents, representatives or advisers (the “Representatives”) to, cease and terminate any existing solicitation, encouragement, activity, discussion or negotiation with respect to any Acquisition Proposal (as defined herein) with any person that has made, indicated any interest to make or may reasonably be expected to make, an Acquisition Proposal.  As used herein, “Acquisition Proposal” means (other than the Proposed Transaction): any offer, proposal, expression of interest, or inquiry from any person (other than Patriot or any of its affiliates) relating to any acquisition or sale, direct or indirect, of an interest in the Project.  Commencing on the Termination Date (the “Exclusivity Period”), Bearing will not, directly or indirectly, through any of his Representatives:

solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals that could reasonably be expected to lead, in one transaction or a series of transactions, to an Acquisition Proposal;

participate in any discussions or negotiations with any person (other than Patriot or any of its affiliates) regarding an Acquisition Proposal;

approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal;

accept or enter into or publicly propose to accept or enter into, any agreement, understanding or arrangement or other contract in respect of an Acquisition Proposal; or

provide any confidential information to any third party.

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12.

Termination

This letter shall terminate with the parties having no obligations to each other, other than in respect of the provisions contained in Section 9, 10, 13 and 15, on the day (the “Termination Date”) on which the earliest of the following events occurs:

(i)

written agreement of the parties to terminate the letter;

(ii)

either Patriot or Bearing not being satisfied in its sole discretion with its due diligence review of the other and written notification of such is provided to the other on or before February 15, 2013 at 5:00 pm PDT;

(iii)

if the Definitive Agreement has not been entered into by February 15, 2013 at 5:00 p.m. PDT, or such other date as may be mutually agreed to in writing between the parties.

13.

Expenses

Each of Bearing and Patriot shall be responsible for and bear all of its own costs and expenses incurred in connection with the Proposed Transaction, including any expenses of their respective representatives, incurred at any time in connection with pursuing or consummating the Proposed Transaction.

14.

Assignment

Neither party shall assign any of its rights and obligations provided for or referred to in this letter without the prior written consent of the other party.

15.

Counterparts

This letter may be signed in one or more counterparts and by facsimile or other electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

16.

Governing Law

This letter shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

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If the terms of this letter are acceptable, please communicate your acceptance by executing the duplicate copy hereof in the appropriate space below and returning such executed copy to us,.

Yours very truly,
BEARING RESOURCES LTD.
By:	/s/ Robert Cameron
Name: Robert Cameron
Title: President and Chief Executive Officer

The terms of this letter are hereby accepted as of this 27th day of November, 2012.

PATRIOT MINEFINDERS INC.
By:	/s/ John H. Schweitzer
Name: John H. Schweitzer
Title: Chief Executive Officer

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SCHEDULE “A”

DESCRIPTION OF PROPERTY

NAME	NUM TITLE	AREA HRS.	FORCE	HOLDER
W AND U	218362	141.1649	Nov 04, 2052	Lay Anel Chiu Chacón and other
U AND W	218433	11.5681	Nov 04, 2052	Lay Anel Chiu Chacón and other
THE GLORY	165108	16.0000	Ago 22, 2029	Lay Anel Chiu Chacón and other
GUSTOTE	201467	36.1292	Oct 10, 2045	Rafael Melendez Chiu
AFTERTASTE	202192	9.0000	Nov 07, 2045	Rafael Melendez Chiu
DON CHANO	202541	7.6665	Nov 30, 2045	Mining Capela **
ARAM 66	222930	88.3898	Sep 20, 2054	Lay Anel Chiu Chacón and other
LL FRAC NORTH	220968	0.8654	Nov 10, 2053	Lay Anel Chiu Chacón and other
LL FRAC SOUTH	220969	0.4928	Nov 10, 2053	Lay Anel Chiu Chacón and other
(I)	220970	0.0777	Nov 10, 2053	Lay Anel Chiu Chacón and other
GLORIA	209185	179.3907	Feb 25, 2049	Apollo mining
BLUE	224286	30.0000	Apr 21, 2055	Lay Anel Chiu Chacón and other
AXEL FRAC NORTH	224284	0.4648	Apr 21, 2055	Lay Anel Chiu Chacón
AXEL FRAC SOUTH	224285	0.8689	Apr 21, 2055	Lay Anel Chiu Chacón
KM 66 MALL	220054	2,953.2214	Jun 03, 2053	Lay Anel Chiu Chacón and other
KM 66 SMALL	220559	2.7907	Ago 27, 2053	Lay Anel Chiu Chacón and other
PREMIUMS	219131	30.0000	13 Feb, 2053	Lay Anel Chiu Chacón and other
STANLEY FRAC	233242	656.3109	Ene15, 2059	Mexican Minera del Rosario

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PROPERTY MAP

<Graphic Omitted>

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SCHEDULE “B”

ENGLISH TRANSLATION OF APOLLO OPTION AGREEMENT

(Authenticating seal of Notary Public No. 5 in and for San Luis Potosi on this and every page  hereof)

EXPLORATION AND ASSIGNMENT OF RIGHTS OPTION CONTRACT ENTERED INTO BY AND BETWEEN MESSRS. RAFAEL CHIU MELENDEZ, LAY ANEL CHIU CHACON, MARIA GUADALUPE CHIW CASTILLO AND MINERA APOLO, S.A. DE C.V., HEREINAFTER REFERRED TO AS “THE CONCESSIONAIRES”, REPRESENTED BY THEIR ATTORNEY-IN-FACT DOCTOR DONALD FRAZIER MCLEROY FELKINS, AND MINERA BRG, S.A. DE C.V., HEREINAFTER “THE EXPLORER”, REPRESENTED BY ITS ATTORNEY-IN-FACT LIC. MARCELA ARMENTA BAZAN, BOTH PARTIES SHALL BE REFERRED TO JOINTLY AS “THE PARTIES”, PURSUANT TO THE FOLLOWING REPRESENTATIONS AND ARTICLES:

REPRESENTATIONS

I. THE CONCESSIONAIRES represent:

a)

Mrs. Lay Anel Chiu Chacon and Mrs. Maria Guadalupe Chiw Castillo are of legal age, Mexican citizens and married under the separate ownership of property system, and Mr. Rafael Chiu Melendez is of legal age, a Mexican citizen and single.

Minera Apolo, S.A. de C.V. is a business corporation incorporated under the laws of the United Mexican States in the terms of notarial instrument number 4601 dated October 15, 1976, signed in the presence of Attorney Adrian R. Iturbide Galindo, Notary Public No. 139 in and for Mexico City, duly registered at the Mexico City Public Commerce Registry, commerce number 217, on November 12, 1976, and registered under number 118 on page 85, volume XXI of the Mining Company Book at the Public Mining Registry on December 10, 1976.

The company has the economic and legal capacity to contract under the terms hereof and its representative has sufficient authority to execute it in its representation; said authority has not been canceled or limited in any way.

Said company is the sole legitimate holder of 100% of the rights bestowed by certain mining concessions located in the Municipality of Mapami in the State of Durango, Mexico and has sufficient power-of-attorney from the other concession holders listed below along with their own, and said power-of-attorney has not been canceled or limited in any way.

b)

Each and every one of the private individuals and the corporate entity mentioned in the above subsection are the legitimate holders of rights bestowed by certain mining concessions covering the lots described below, all of which are located in Mapimi, State of Durango, hereinafter “THE LOTS”:

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NAME	TITLE No.	AREA IN HECT.	VALID UNTIL	HOLDER
W Y U	218362	141.1649	Nov. 4, 2052	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
U Y W	218433	11.5681	Nov. 4, 2052	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
LA GLORIA	165108	16.0000	Aug. 22, 2029	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
GUSTOTE	201467	36.1292	Oct. 10, 2045	Rafael Chiu Melendez
GUSTILLO	202192	9.0000	Nov. 7, 2045	Rafael Chiu Melendez
DON CHANO	202541	7.6665	Nov. 30, 2054	Rafael Chiu Melendez
ARAM 66	222930	88.3898	Sept. 20, 2054	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
LL FRAC NORTE	220968	0.8654	Nov. 10, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
LL FRAC SUR	220969	0.4928	Nov. 10, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
I	220970	0.0777	Nov. 10, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo

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NAME	TITLE No.	AREA IN HECT.	VALID UNTIL	HOLDER
GLORIA	209185	179.3907	Feb. 25, 2049	Minera Apolo, S.A. de C.V.
AZUL	224286	30.0000	April 21, 2055	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
AXEL FRAC NORTE	224284	0.4648	April 21. 2055	Lay Anel Chiu Chacon
AXEL FRAC SUR	224285	0.8689	April 21. 2055	Lay Anel Chiu Chacon
KM 66 MALL	220054	2,953.2214	June 3, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
KM 66 SMALL	220559	2.7907	Aug, 27, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
LAS PRIMAS	219131	30.000	Feb. 13, 2053	Lay Anel Chiu Chacon and Maria Guadalupe Chiw Castillo
STANLEY FRAC	233242	656.3109	Jan. 15, 2059	Minera Apolo, S.A. de C.V.
STANLEY	233968	9,204.7683	April 29, 2059	Minera Apolo, S.A. de C.V.

c)

As far as the above-mentioned mining concessionaires know:

Said concessions are valid and in good standing with all the obligations set forth in the Mining Act and its regulations and the Federal Government Service Charges Law and as of the execution date hereof, they had not received any official communication from the General Mines Directorate or from any other authority that could affect the rights thereby bestowed.

Said mining concessions are free of any encumbrance, limitation or claim by third parties or royalties, including but not limited to liens, expropriation, temporary occupation, debts, contingencies, hindrances or litigation that could affect the provisions of this contract.

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They have not assumed any obligations in favor of third parties that could impede or affect this contract and there are no pending or possible procedures affecting the mining concessions or the validity of this contract.

All available information concerning the concessions has been delivered and communicated to THE EXPLORER.

The conditions and operations carried out at THE LOTS are fully compliant with the environmental laws and there are no government orders or demands concerning this issue; no communication has been received in connection with said issue and there is no reason to believe that said orders or demands might be issued.

d)

Their attorney-in-fact has sufficient authority to represent them and bind them to the terms of this contract as evidenced in the agreement dated October 24, 1996, revised on September 12, 2005 by the private individuals, and in notarial instrument number 67,104 dated June 22, 1994, signed in the presence of Attorney F. Javier Arce Gargolio, Notary Public number 74 in and for Mexico City.

e)

It is their intention to grant THE EXPLORER the right to explore THE LOTS and to promise to sell the rights to the mining concessions covering THE LOTS under the terms and conditions set forth in this contract.

II. THE EXPLORER represents:

a)

It is a business corporation incorporated under the laws of the United Mexican States under the corporate name of Minera VHV, S.A. de C.V. as evidenced in notarial instrument number 149,293 dated June first, 2010, signed in the presence of Attorney Ignacio R. Morales Lechuga, Notary Public 116 in and for Mexico City, registered at the Public Commerce Registry for the State of Jalisco under Commerce Number 55226*1, and it later changed its name to Minera BRG, S.A. de C.V. as evidenced in notarial instrument number 37,455 dated August 2, 2011, signed in the presence of Attorney Uriel Oliva Sanchez and registered at the Public Commerce Registry for the State of Jalisco under the same Commerce Number, and in the Public Mining Registry under number 158, reverse side of page 79, volume XLII of the Mining Company Book on December 16, 2011.

b)

Its intention is that THE CONCESSIONAIRES give it the right to explore THE LOTS and make technical and economic studies of THE LOTS to determine the possibility of exploiting them; and in the event that it is in its interest, to exercise its right to purchase the concessions covering said LOTS under the terms of this contract.

c)

Its attorney-in-fact has sufficient authority to represent it and bind it to the terms of this contract as evidenced in the above-mentioned notarial instrument.

After making the above representations, the parties agreed to the following:

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ARTICLES

ONE – EXPLORATION AND OBLIGATIONS

THE CONCESSIONAIRES give THE EXPLORER the right to explore THE LOTS for a sixty (60) month term as of the effective date on which both parties certify this contract in the presence of a Notary Public, and subject to the terms and conditions hereof, they unilaterally promise to execute a sales agreement regarding the mining concessions covering THE LOTS to THE EXPLORER during the above-mentioned sixty (60) month term.

THE EXPLORER will perform the exploration work on its own or through contactors it hires. Such work will consist of geological, geochemical, geophysical and any other kind of study and carrying out mining works that in THE EXPLORER’S sole opinion are proper for gathering information about THE LOTS’ potential, access roads and infrastructure and all other works needed to decide whether or not to exercise its purchase option to THE LOTS.

During the period for exercising its option and as long as this contract is in effect, THE EXPLORER shall be liable for complying with its obligations as provided by applicable laws, including the Mining Law, that must be observed, such as payments for mining rights to THE LOTS and verification of the works and/or exploration work, and it undertakes to keep THE LOTS in proper condition, free of encumbrance and ownership limitations as the result of its activities and to defend their rights. THE EXPLORER shall be responsible for paying for the mining rights as of the first semester of 2012 and during the time this contract is in effect and for the complete year that includes the termination date hereof in the event that THE EXPLORER decides not to exercise its purchase option to THE LOTS. THE EXPLORER shall be responsible for the Verification of Works and/or Exploration Work reports, beginning with the one for 2012 that must be submitted in May of 2013 and the ones thereinafter until the last year during which THE EXPLORER performs work, including the entire last year in the event that it decides not to exercise its purchase option to THE LOTS.

TWO – CONSIDERATION

In consideration for the right to explore and for the option hereby given, THE EXPLORER shall pay THE CONCESSIONAIRES the following amounts:

1. – $150,000.00 U.S. dollars upon execution of this exploration and purchase option contract.

2. – $150,000.00 U.S. dollars prior to or upon completing twelve months after execution of this contract.

3. – $5,575,000.00 U.S. dollars as the price for THE CONCESSIONS if THE EXPLORER unilaterally decides to purchase THE CONCESSIONS during the second year after the effective date of this contract.

If THE EXPLORER unilaterally decides not to make the above-mentioned third payment, it may continue to have the right to purchase THE CONCESSIONS by making the following payments:

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4. – $150,000.00 U.S. dollars prior to or upon completing two years after the execution date of this contract.

5. – $5,875,000.00 U.S. dollars as the price for THE CONCESSIONS if THE EXPLORER unilaterally decides to purchase THE CONCESSIONS during the third year after the effective date of this contract.

If THE EXPLORER unilaterally decides not to make the above-mentioned fifth payment, it may continue to have the right to purchase THE CONCESSIONS by making the following payments:

6. – $400,000.00 U.S. dollars for one more year, i.e. the fourth year, and to purchase THE CONCESSION rights with a final payment of USD $6,875,000.00, or

7. – $500,000.00 U.S. dollars for one more year, i.e. the fifth year, and to purchase THE CONCESSION rights with a final payment of USD $7,875,000.00.

THE EXPLORER shall always have the right to terminate this contract unilaterally by giving THE CONCESSIONAIRES a thirty calendar day prior notice and by having complied with its obligations in connection with the termination hereof.

In the event that THE EXPLORER purchases THE CONCESSIONS, it shall pay THE CONCESSIONAIRES 3% in net smelting royalties (NSR) during the time THE CONCESSIONS are in effect and during any extension thereof. It shall pay Mrs. Lay Anel Chiu Chacon 1.5% and the other 1.5% to Minera Apolo, S.A. de C.V. THE EXPLORER reserves the right to purchase up to 1% of net smelting royalties from THE CONCESSIONAIRES during the first year of production by paying USD $650,000.00 for each ½%. THE EXPLORER shall further be entitled to a preemptive right to purchase all or some of the remaining 2% of the royalties if THE CONCESSIONAIRES want to sell it. THE EXPLORER shall have a thirty calendar day term to exercise its preemptive right after it has been notified by THE CONCESSIONAIRES of a legitimate good-faith offer by a third party.

The mining concession assignment agreement regarding THE LOTS shall include the following rules for the royalties:

1) ROYALTIES shall be paid quarterly by THE EXPLORER after THE CONCESSIONAIRES have received the calculation from THE EXPLORER’S accountant and they have delivered the invoices for said payments. The quarterly ROYALTY payment periods shall begin as of the date on which commercial production commences.

2) In the event that THE EXPLORER transfers THE LOTS, THE CONCESSIONAIRES shall be entitled to continue collecting their respective percentage of THE ROYALTIES during the time THE CONCESSIONS are in effect and during any extension thereof.

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3) ROYALTY amounts will be calculated each quarter or at the end of each quarter by THE EXPLORER or its assignees or successors and THE CONCESSIONAIRES shall be paid on or before the last day of the following quarter. If THE CONCESSIONAIRES do not agree with the amount of ROYALTIES they are paid, they may request an audit to review THE EXPLORER’S calculation of ROYALTIES. In this case THE CONCESSIONAIRES and THE EXPLORER shall name their respective auditor and said auditors shall mutually agree to name a third auditor who will determine the amount payable in ROYALTIES for the respective quarter. If the audit shows that the amounts payable were miscalculated by THE EXPLORER in detriment to THE CONCESSIONAIRES, auditing expenses shall be paid by THE EXPLORER. In the event that THE EXPLORER’S calculation was correct or in fact favorable for THE CONCESSIONAIRES, auditing expenses shall be paid by THE CONCESSIONAIRES.

4) On or before the last day of each quarter of each year after COMMERCIAL PRODUCTION commences, THE EXPLORER shall deliver a sufficiently detailed statement to THE CONCESSIONAIRES up to the last day of the previous quarter with net smelting royalties (NSR) and the amount of total accumulated payable ROYALTIES for said quarter.

5) During the COMMERCIAL PRODUCTION stage, THE EXPLORER or its assignees or successors agree to keep complete up-to-date records for each mining operation at THE LOTS in connection with ore production and sales, including accounting records and financial and income statements relative to the arrangements made to treat and smelt the product, and THE CONCESSIONAIRES or their representative shall be entitled to inspect said records and financial and income statements at any reasonable time and during a 12-month period after the end of each quarter, and to make copies of them at their expense for the purpose of verifying the amount payable of ROYALTIES to THE CONCESSIONAIRES by THE EXPLORER. THE CONCESSIONAIRES are entitled to request an audit of said records and accounts by independent auditors once a year at their expense.

6) THE EXPLORER shall have an annual audited statement prepared by its own auditors for each year regarding the ROYALTIES payable to THE CONCESSIONAIRES, by July 30 of the following year, and THE EXPLORER shall immediately deliver a copy of said document to THE CONCESSIONAIRES.

7) All ROYALTY payments shall be deemed final and fully compliant with THE EXPLORER’S obligations or those of its assignees or successors provided it is not challenged by THE CONCESSIONAIRES within 30 days after receiving the audited statement referred to in the previous subsection. Any challenge under this paragraph will be resolved by arbitration headed by a third party appointed by both parties.

8) THE EXPLORER or its assignees or successors shall be entitled to mix ores obtained from THE LOTS with ore produced at other mining properties provided that prior to mixing, THE EXPLORER adopts and uses treasonable practices and procedures to determine weight, humidity content, samples and assays as well as applying reasonably precise recovery factors to determine the amount of product from THE LOTS. THE EXPLORER shall keep precise records of the results of such sampling, weighing and analysis of the ore extracted and produced at THE LOTS.

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FOUR – PAYMENTS

 The respective amounts of Value Added Tax will be added to the payment amounts provided in this contract and said amounts shall be paid upon delivery of the respective receipts or invoices that include all requirements set forth in tax provisions.

All amounts expressed in this contract are stated in dollars, legal tender of the United States of America and payments will always be made to Minera Apolo, S.A. de C.V. in dollars, legal tender of the United States of America, but the other payments may be made in the equivalent in Mexican currency at the exchange rate published by the Bank of Mexico in the Official Daily Gazette (Diario Oficial de la Federación) on the day prior to payment date as provided by the Monetary Law.

THE EXPLORER shall make payments to THE CONCESSIONAIRES as follows: fifty percent (50%) of each payment is for concessionaires Lay Anel Chui Chacon and Rafael Chui Melendez, to be made in the name of and upon receiving an invoice issued by Mrs. Lay Anel Chui Chacon; and the other fifty percent (50%) of each payment is for concessionaires Minera Apolo, S.A. de C.V. and Mrs. Maria Guadalupe Chiw Castillo, to be made in the name of and upon receiving an invoice issued by Minera Apolo, S.A. de C.V.

FIVE – TERMINATION

The term of this contract shall be compulsory for THE CONCESSIONAIRES and voluntary for THE EXPLORER that may terminate it at any time by giving THE CONCESSIONAIRES a thirty calendar day prior notice, and will be released from any future payment obligation as of the date on which it gives said notice.

THE CONCESSIONAIRES may not terminate this contract except in the event that THE EXPLORER has breached any of its obligations. In this case THE CONCESSIONAIRES shall give THE EXPLORER a certifiable notice of said breach and THE EXPLORER shall have sixty (60) calendar days to cure said breach, after which THE CONCESSIONAIRES at their discretion may demand specific performance at court or terminate the contract.

THE EXPLORER shall be entitled to terminate this contract at any time by giving THE CONCESSIONAIRES a thirty calendar day prior written notice with no need to give its reasons. Once termination becomes effective, the parties agree that:

a)

Any payments already made by THE EXPLORER shall benefit THE CONCESSIONAIRES;

b)

THE EXPLORER will be released from any future payment obligation after that date;

c)

THE EXPLORER shall pay all mining rights for the entire year that includes said date;

d)

THE LOTS that THE CONCESSIONAIRES may have transferred for any reason shall be transferred back to them at their request;

e)

THE EXPLORER shall deliver a final exploration report to THE CONCESSIONAIRES including information about the last period not included in the monthly report as provided by Article Seventeen, subsections 3 and 7;

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f)

THE EXPLORER shall make sure that all expenses and investment provided by the Mining Law and its regulations have been made at THE LOTS and will deliver the respective report in May of the following year;

g)

THE EXPLORER shall deliver the monthly report mentioned in section 7, Article Fourteen to THE CONCESSIONAIRES and add any other exploration results not included in the monthly report, including layouts and information about drill cores, and shall deliver said drill cores.

In the event this contract is terminated without THE EXPLORER exercising its purchase option of THE LOTS, THE EXPLORER shall have sixty (60) calendar days to remove all its equipment, material, machinery and removable installations without violating the Mining Law and without damaging THE LOTS, with the understanding that said installations, material and equipment are THE EXPLORER’S exclusive property.

SIX – TRANSFER

THE EXPLORER shall be authorized to assign the right to explore at any time as well as the right to purchase THE LOTS as well as all other rights and obligations provided in this contract under the same terms as this contract to any private individual or corporate entity with the capacity to acquire mining concession rights at THE EXPLORER’S discretion, with the sole requirement of giving THE CONCESSIONAIRES prior written notice. THE CONCESSIONAIRES will have fifteen (15) calendar days to object to the assignment and give reasonable arguments for not accepting it.

SEVEN – TERMINATION BY PURCHASE

In the event that THE EXPLORER decides unilaterally to exercise its purchase option of the mining concession rights covering THE LOTS, THE EXPLORER shall designate a Notary Public in and for the City of San Luis Potosi, State of San Luis Potosi and the time and date for executing the respective notarial instrument, and shall give THE CONCESSIONAIRES timely notice thereof. All notary expenses, taxes and professional fees shall be paid by THE EXPLORER except for income taxes that shall be paid by THE CONCESSIONAIRES.

EIGHT – PRODUCTION DURING THE CONTRACT

THE EXPLORER may not explore THE LOTS or dispose of the ore extracted from them except for the amounts needed for metallurgical sampling and testing, with the understanding that any such extracted ore shall belong to THE CONCESSIONAIRES in the event that THE EXPLORER decides not to exercise its purchase option under the terms of this contract. Nevertheless, it is also agreed that THE CONCESSIONAIRES may not dispose of said ore, product of THE EXPLORER’S work, either as long as this contract is in effect.

NINE – OBLIGATIONS

THE CONCESSIONAIRES shall be liable for all legal, administrative and/or labor-related obligations and liabilities originating prior to the execution of this contract and shall respond to

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the legal consequences, holding THE EXPLORER harmless from any liability that might occur, with the understanding that any debts that THE EXPLORER might pay with the consent of THE CONCESSIONAIRES, a consent that would not be required in the event of an order by a legitimate authority that cannot be refused, will be reimbursed immediately by THE CONCESSIONAIRES.

THE EXPLORER shall be liable for all legal, administrative and/or labor-related obligations and liabilities originating after the execution of this contract and shall respond to the legal consequences, holding THE CONCESSIONAIRES harmless from any liability that might occur, with the understanding that any debts that THE CONCESSIONAIRES might pay with the consent of THE EXPLORER, a consent that would not be required in the event of an order by a legitimate authority that cannot be refused, will be reimbursed immediately by THE EXPLORER.

TEN – INSTALLING AND REMOVING EQUIPMENT

THE EXPLORER shall be entitled to construct works, build, make improvements and install the machinery and equipment it deems advisable for exploring THE LOTS, and may remove the equipment and machinery and other movable goods belonging to it and that it had moved to THE LOTS, prior to the termination of the contract or within sixty (60) workdays after termination of this contract.

ELEVEN – ACTIONS BY THE CONCESSIONAIRES

During the term of this contract, THE CONCESSIONAIRES shall not transfer, assign, sell or encumber any of the mining concession rights covering THE LOTS, subject hereof, or enter into any contract involving them that could somehow limit, modify or hinder the rights of THE EXPLORER provided in this contract. Any legal action performed contrary to this clause will be null and void, and therefore THE CONCESSIONAIRES will be liable for damages inflicted on THE EXPLORER, except in those cases where THE EXPLORER is responsible.

TWELVE – FORCE MAJEURE

If events occur during the term of this contract that impede THE EXPLORER from achieving the purpose of this contract, such as labor strikes, lock-outs, riots, disturbances, earthquakes, fire, acts by third parties including those by ejidos, intervention or confiscation of the property by any legitimate or de facto authority or for any other reason beyond THE EXPLORER’S control, the parties to this contract agree to suspend its effects only to the extent of the affected acts and to resume on the day that said event stops, and the period set forth in Article One shall be extended for the same time that the interruption lasted. In any event, the parties shall make reasonable efforts to reduce the interruption and/or solve the problem.

The affected party shall give the other party notice within five (5) calendar days after the force majeure event occurs. If it fails to give notice within said term, the notice will be effective after it has been given.

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Once the causes of the suspension have stopped, the affected party shall give the other party notice to resume its obligations subject of this contract.

THIRTEEN – CONFIDENTIALITY

The terms and conditions of this agreement are confidential. The parties submit to the provisions of this Article with the understanding that before disclosing them to third parties, they require the consent of the other party to this contract, and confidentiality shall be subject to the following:

Each party agrees to keep all and any information that the other party or its representatives or directors may have provided it in the course of the investigation and negotiations contemplated in this contract, and agree not to use the information except when disclosure is required by a proper authority under the terms of the governing laws and regulations or requested by any stock market or securities market authority. The above restriction will not apply to information available to the general public unless said availability is due to a breach of this contract.

Furthermore, the parties agree that confidentiality will not apply to any advance publicity of the project, in which case THE EXPLORER shall be free to disclose it to anyone it deems suitable and even make it public according to its needs.

THIRTEEN – GENERAL PROVISIONS

1)

THE CONCESSIONAIRES shall make THE LOTS available to THE EXPLORER so it may carry out its exploration work with no labor or any other kind of problem, and they guarantee free access and peaceful enjoyment of THE LOTS. THE CONCESSIONAIRES have the authority to visit the area where work is being done and verify that THE EXPLORER in effect is compliant with the terms of this contract.

2)

THE EXPLORER receives THE LOTS free of any environmental problems and shall obtain all permits and authorizations required by law from federal, state and municipal authorities such as SEMARNAT, SEDENA, CONAGUA and others to carry out its exploration work. THE EXPLORER shall be responsible for observing the environmental laws and regulations in effect and to operate within the applicable laws, regulations and Official Mexican Standards. In the event it does not exercise its purchase option, THE EXPLORER shall leave THE LOTS free of any liabilities.

3)

In the event that this contract terminates due to expiration of its term, to cancellation, or to early termination, THE EXPLORER shall return THE LOTS free of any encumbrance or liability to THE CONCESSIONAIRES and shall deliver a report of the exploration results within ninety (90), supplementary to the monthly reports mentioned below, without implying any responsibility of THE EXPLORER for the contents, interpretation and evaluation of said studies.

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4)

This contract may only be amended by written agreement entered into by both parties.

5)

This contract shall inure its benefits and shall be binding upon the parties and their heirs, successors and allowed assignees.

6)

THE EXPLORER shall carry out exploration work of THE LOTS through its own organization or through independent contractors who will be allowed free access to THE LOTS. THE EXPLORER shall be responsible for any labor liabilities that might occur during its operations at THE LOTS and undertakes to hold THE CONCESSIONAIRES harmless, even upon termination of this contract, from any labor proceedings derived from operations performed during the term of this contract and claims lodged against it by THE EXPLORER’S employees.

7)

THE EXPLORER shall deliver a Monthly Exploration Work Report to THE CONCESSIONAIRES during the following month plus any updates of information.

8)

If some or any of the provisions of this contract are invalid, illegal or unenforceable in any way, they will not affect the validity, legality and enforceability of the other parts or articles of this contract.

9)

This contract supersedes any existing oral or written agreements between the parties prior to its execution; therefore, only the terms set forth in this contract are binding.

10)

THE EXPLORER shall deliver copies of receipts of mining fee payments to THE CONCESSIONAIRES within ten calendar days after making said payments. The same rule will apply to the delivery of copies with the seal of the General Mining Directorate of the Work Verification Report that must be submitted in May of each year.

11)

In the event of a late delivery of any of the exploration reports provided in this contract, THE EXPLORER shall have a two-week grace period. Payment receipts of fees shall be delivered upon conclusion of the month of February and August of each year at the latest except for the first payment that will be made within 30 calendar days after the execution date of this contract. The deadline for the copy of the Work Verification Report will be May 30 of each year. In the event that THE EXPLORER fails to meet any of the above deadlines for delivering information, it shall pay a contractual penalty of five thousand United States Dollars ($5,000.00) to THE CONCESSIONAIRES for each time it violates the rule.

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FIFTEEN – CANCELLATION

The parties agree that they may cancel this contract by written notice without requiring any resolution in the event one of the parties breaches the obligations set forth in this contract, in which case the affected party, before asking for cancellation hereof, shall notify the other party in writing where it records or clearly expresses the circumstances or causes for the breach or violation. The other party shall have thirty (30) calendar days as of the date on which it received the notice, to comply with its obligations or prove it has not committed any breach.

SIXTEEN – GROUNDS FOR TERMINATION

This contract shall terminate and have no effect or legal force and with no need of a court interpretation in the following cases:

a)

Because the term set forth in Article One has expired, taking into account a thirty (30) calendar day grace period.

b)

Due to an early written waiver by THE EXPLORER of the rights provided by this contract, after it complies with its obligations herein.

c)

Because the purpose for which this contract was entered into has been achieved.

SEVENTEEN – DOMICILES OF CHOICE

All notices that the parties must give each other according to this contract will be served by letter with acknowledgment of receipt or by any other certifiable method. The parties designate the following addresses for receiving all kinds of notifications:

       THE EXPLORER

                THE CONCESSIONAIRES

Minera BRG, S.A. de C.V.

Dr. Donald F. McLeroy Felkins

Francisco de Quevedo 322-211

Fuente de los Olivos 220 A

Col. Arcos Vallarta, C.P. 44130

San Luis Potosi, SLP, C.P. 78280

Guadalajara, Jal.

E-mail: mineraapolo@aim.com

E-mail: dtupper@brearingresources.ca

The parties may change the above addresses at any time by notifying the other party thereof in writing.

EIGHTEEN – DISPUTES

In the event of a claim, dispute or disagreement as a result or in connection with the validity, interpretation, breach, violation or performance of this contract, the parties shall make their best effort to solve the dispute in a friendly fashion and in good faith as soon as possible; but if they fail to solve it in twenty (20) workdays after the date of notification of the claim, dispute or disagreement, the parties will make a last attempt by mutually agreeing to a mediator, a private individual with recognized prestige in the mining industry, to try to reach an agreement

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beneficial to both parties within twenty (20) workdays. If they fail to each an agreement, said claim, dispute or disagreement shall be solved pursuant to applicable legal procedures.

NINETEEN – JURISDICTION

The governing laws in effect in the United Mexican States shall apply to all matters dealing with the interpretation, performance and breach of this contract and the parties submit to the courts of competent jurisdiction in the city of San Luis Potosi, SLP, waiving their right to be tried in the courts of their domiciles and waiving the jurisdiction of any other forum that they may be entitled to claim because of their domicile.

TWENTY – This contract will be confirmed in the presence of a Notary Public and registered at the Public Mining Registry and any related costs will be at the expense of THE EXPLORER. In the event of a termination, THE EXPLORER shall apply for cancellation of the registration at Public Mining Registry.

       THE EXPLORER

                THE CONCESSIONAIRES

Minera BRG, S.A. de C.V.

Mrs. Maria Guadalupe Chiw Castillo

Mrs. Lay Anel Chiu Chacon

Mr. Rafael Chiu Melendez

(Illegible signature)

(Illegible signature)

Lic. Marcela Armenta Bazan

Dr. Donald Frazier McLeroy Felkins

Attorney-in-fact

Attorney-in-fact

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